SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2007:

Fund	Shareholder

GMO Alpha Only Fund	Evergreen Asset Allocation Fund

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund

GMO Core Plus Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Bond Fund	JP Morgan Chase Bank
GMO Currency Hedged International Bond Fund	Teachers' Retirement System of The City Of New York

GMO Currency Hedged International Equity Fund	GMO World Opportunities Equity Fund

GMO Developed World Stock Fund	Dow Employees Pension Plan

GMO Domestic Bond Fund	Evergreen Asset Allocation Fund
GMO Domestic Bond Fund	Teachers' Retirement System of The City Of New York

GMO Emerging Markets Opportunity Fund	Evergreen Asset Allocation Fund

GMO Foreign Small Companies Fund	Virginia Retirement System

GMO Global Bond Fund	Fresno County Employees' Retirement Association
GMO Global Bond Fund	Mars Pension Trustees

GMO Global Growth Fund	Theresa Stone Pan Charitable Remainder Unitrust
GMO Global Growth Fund	Lockbox One LLC

GMO Inflation Indexed Plus Bond Fund	Evergreen Asset Allocation Fund

GMO International Core Equity Fund	Evergreen Asset Allocation Fund

GMO Real Estate Fund	Mac & Co 10000643000 FBO Princeton

GMO Short Duration Collateral Fund	GMO Strategic Fixed Income Fund
GMO Short Duration Collateral Fund	GMO Inflation Index Plus Bond Fund

GMO Short-Duration Investment Fund	GMO Global Balanced Asset Allocation Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322

GMO SPV I, LLC	GMO Alpha Libor Fund

GMO Strategic Fixed Income Fund	Evergreen Asset Allocation Fund

GMO Taiwan Fund	Pension Reserves Investment Trust
GMO Taiwan Fund	State of Connecticut Retirement

GMO Tax-Managed Small/Mid Cap Companies Fund	CAMASS Investment

GMO Tax-Managed U.S. Equity Fund	Northern Trust Co. FBO Edgar M Bronfman
GMO Tax-Managed U.S. Equity Fund	Strafe and Co FAO MJH Investment LTD

GMO U.S. Intrinsic Value Fund	Hopke Partnership
GMO U.S. Intrinsic Value Fund	Saturn & Co C/O Investors Bank & Trust

GMO U.S. Small/Mid Cap Value	Maine State Retirement System

GMO U.S. Value Fund	Polk Brothers Foundation
GMO U.S. Value Fund	Wachovia Bank

GMO U.S. Growth Fund	Northern Trust Co. FBO Colorado PERA 401K

GMO U.S. Small/Mid Cap Growth Fund	Basellandschaftliche Pensionskasse

GMO World Opportunity Overlay Fund	GMO Inflation Index Plus Bond

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period February 28, 2007 through August 31, 2007:

Fund	Shareholder
GMO Alternative Asset Opportunity Fund	GMO Global Balanced Asset Allocation
GMO Currency Hedged International Equity Fund	JP Morgan Chase Bank
GMO Global Bond Fund	General Retirement System of The City Detroit
GMO Tax-Managed Small/Mid Companies Fund	Blush & Co Option C
GMO Tobacco-Free Core Fund	Memorial Sloan-Kettering Cancer Center
GMO U.S. Core Equity Fund	Evergreen Asset Allocation Fund
GMO U.S. Value Fund	Ameriprise Trust Co. FBO American Express
GMO World Opportunity Overlay Fund	GMO Core Plus Bond Fund
GMO World Opportunity Overlay Fund	GMO Strategic Fixed Income Fund